FIFTH AMENDMENT TO
GROUP 1 AUTOMOTIVE, INC.
1996 STOCK INCENTIVE PLAN

WHEREAS, GROUP 1 AUTOMOTIVE, INC. (the “Company”) has heretofore adopted the GROUP 1 AUTOMOTIVE, INC. 1996 STOCK INCENTIVE PLAN (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to provide for the grant of Phantom Stock Awards;

NOW, THEREFORE, the Plan shall be amended as follows, effective as of March 10, 2005:

1. The last sentence of Paragraph I of the Plan shall be deleted and the following shall be substituted therefor:

“Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, consultant, advisor, or director as provided herein.”

2. Paragraph II(a) of the Plan shall be deleted and the following shall be substituted therefor:

“(a) ‘Award’ means, individually or collectively, any Option, Restricted Stock Award or Phantom Stock Award.”

3. The following new subparagraphs (p) and (q) shall be added to Paragraph II of the Plan, and each of the subsequent subparagraphs of Paragraph II shall be relettered accordingly:

“(p) ‘Phantom Stock Award’ means an Award granted under Paragraph VIIIA of the Plan.

(q) ‘Phantom Stock Award Agreement’ means a written agreement between the Company and a Holder with respect to a Phantom Stock Award.”

4. The first sentence of Paragraph IV(b) of the Plan shall be deleted and the following shall be substituted therefor:

“Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which employees, Consultants, or Directors shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option or nonqualified Option shall be granted, and the number of shares to be subject to each Option, Restricted Stock Award or Phantom Stock Award.”

5. The second sentence of Paragraph VI of the Plan shall be deleted and the following shall be substituted therefor:

“An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Phantom Stock Award, or any combination thereof.”

6. The following new Article VIIIA shall be added to the Plan immediately following Article VIII thereof:

“VIIIA            PHANTOM STOCK AWARDS

(a) Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof) which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Holder respecting any Phantom Stock Award.

(b) Award Period. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Holder.

(c) Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account a Holder’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

(d) Payment. Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the Holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Phantom Stock Award Agreement. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee.

(e) Termination of Award. A Phantom Stock Award shall terminate if the Holder does not remain continuously in the employ of the Company or does not continue to perform services as a Consultant or a Director for the Company at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

(f) Phantom Stock Award Agreements. At the time any Award is made under this Paragraph VIIIA, the Company and the Holder shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Phantom Stock Award Agreements need not be identical.”

7. Paragraph IX(b) of the Plan shall be deleted and the following shall be substituted therefor:

“(b) The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.”

8. The term “Option” in the first sentence of Paragraph IX(c) of the Plan shall be deleted and the term “Award” shall be substituted therefor.

9. The following shall be added to the end of Paragraph IX(h) of the Plan:

“In addition, Plan provisions to the contrary notwithstanding, except as otherwise provided by the Committee, in the event of a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Code and any regulations or administrative guidance issued thereunder, the Committee, acting in its sole discretion without the consent or approval of any Holder, may require the mandatory surrender to the Company by selected Holders of some or all of the outstanding Phantom Stock Awards as of a date, before or after such event, specified by the Committee, in which event the Committee shall thereupon cancel such Phantom Stock Awards and the Company shall pay (or cause to be paid) to each Holder an amount equal to the maximum value (which maximum value shall be determined based on the then Fair Market Value of the Common Stock) of such Holder’s Phantom Stock Awards. Any such payment may be made in cash, Common Stock, or a combination thereof as determined by the Committee in its sole discretion.”

10. The first sentence in Paragraph XI(a) of the Plan shall be deleted and the following shall be substituted therefor:

“Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an employee, Consultant, or Director any right to be granted an Option, a right to a Restricted Stock Award, a right to a Phantom Stock Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.”

11. As amended, the Plan is specifically ratified and reaffirmed.

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